Exhibit 99.1

NEWS RELEASE
For Immediate Distribution	Editorial Contact:	Camille Dager
January 17, 2006		camille@hbmadv.com
Kristin Campbell
kristin@hbmadv.com
HB&M (for Rockwood)
Philadelphia, Pa., USA
P: 215-440-9800

Rockwood Holdings, Inc. Announces

Fourth Quarter 2005 and Year End

Conference Call and Webcast

Princeton, NJ (January 17, 2006) – Rockwood Holdings, Inc. (NYSE: ROC, “Rockwood”), a global producer of specialty chemicals and advanced materials, announced it will host a conference call and webcast to discuss its fourth quarter and full year 2005 results of operations for the period ended December 31, 2005 on Monday, March 20, 2006 at 11 a.m. Eastern Standard Time.

Commenting on the expected results, Seifi Ghasemi, Rockwood’s chairman and chief executive officer, said, “As a result of Rockwood’s diversified portfolio, broad customer base and limited exposure to petrochemicals, we do not expect our results to be materially affected by the recent surge in energy and raw material prices, nor have we had any material disruptions to our business as a result of the Gulf Coast hurricanes.  Therefore, we do not expect any material changes to our historic margins.”

The dial-in number to access via conference call in the U.S. is (800) 553-0329 and the international dial-in number is (612) 332-0932.  No access code is needed for either call. A replay of the conference call will be available through March 27, 2006 at (800) 475-6701 in the U.S., access code: 799694, and internationally at (320) 365-3844, access code: 799694.

A listen-only, live webcast of the conference call will be available at www.rocksp.com.  A PowerPoint file detailing the results also will be available for download on the site. The webcast and PowerPoint will be archived on Rockwood’s website.

-more-

Rockwood Holdings, Inc. Announces

Fourth Quarter 2005 and Year End

Conference Call and Webcast/2

Rockwood Holdings, Inc. (NYSE: ROC) is the ultimate parent company of Rockwood Specialties Group, Inc., a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,300 people and net revenue of approximately $2.9 billion in 2004 on a pro forma basis. The company focuses on global niche segments of the specialty chemicals and advanced materials markets, including specialty chemicals, performance additives, titanium dioxide pigments, advanced ceramics, custom synthesis, specialty compounds and electronics. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc., its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s securities filings with the Securities and Exchange Commission, including its registration statement on Form S-1.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events